                                                                    EXHIBIT 23.4

                             WILLIAMS & CONNOLLY
                           725 TWELFTH STREET, N.W.
                            WASHINGTON, D.C. 20005


                        CONSENT OF WILLIAMS & CONNOLLY


        We hereby consent to the use of our name under the headings "Legal Matters" and "Risk Factors -- Risks in the Event of an Insolvency of World Omni; Substantive Consolidation with World Omni" in the Prospectus included in the Registration Statement on Form S-1 (No. 333-35523) filed by World Omni Lease Securitization L.P., World Omni LT and Auto Lease Finance L.P. with the Securities and Exchange Commission (the "SEC") on September 12, 1997, as it may be further amended and declared effective by the SEC.


Date: october 20, 1997                          WILLIAMS & CONNOLLY


                                                By: /s/ CHARLES A. SWEET
                                                   --------------------------
                                                   Charles A. Sweet, a partner